Exhibit 3.2

RESTATED CODE OF REGULATIONS

OF

CARDINAL HEALTH, INC.

ADOPTED JUNE 14, 1983

AMENDED SEPTEMBER 14, 1984

AMENDED JANUARY 27, 1994

AMENDED NOVEMBER 23, 1998

AMENDED NOVEMBER 7, 2001

AMENDED NOVEMBER 2, 2005

AMENDED NOVEMBER 7, 2007

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§3.4	Removal	7
§3.5	Resignations	8
§3.6	Vacancies	8
§3.7	Powers, Authority, and Duties of Officers	8

ARTICLE 4 Shares and Their Transfer		8
§4.1	Certificates for Shares	8
§4.2	Transfer of Shares	8
§4.3	Regulations	9
§4.4	Lost, Destroyed or Stolen Certificates	9

ARTICLE 5 Examination of Books by Shareholders		9

ARTICLE 6 Indemnification and Insurance		10
§6.1	Costs Incurred	10
§6.2	Indemnification Procedure	10
§6.3	Advance Payment of Costs	10
§6.4	Non-Exclusive	11
§6.5	Insurance	11
§6.6	Survival	11
§6.7	Successors	11

ARTICLE 7 Seal		11

ARTICLE 8 Fiscal Year		11

ARTICLE 9 Control Share Acquisitions		12

ARTICLE 10 Amendment of Regulations		12

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ARTICLE 1

Meetings of Shareholders

§1.1 Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time during the first six months of each fiscal year of the Company as may be fixed by the board of directors and stated in the notice of the meeting.

§1.2 Special Meetings. A special meeting of the shareholders may be called by the chairman of the board, or the president, or a majority of the directors acting with or without a meeting, or the holders of shares entitling them to exercise twenty-five percent of the voting power of the Company entitled to be voted at the meeting. Upon delivery to the chairman, president, or secretary of a request in writing for a shareholders’ meeting by any persons entitled to call such meeting, the officer to whom the request is delivered shall give notice to the shareholders of such meeting. Any such request shall specify the purposes and the date and hour for such meeting. The date shall be at least 14 and not more than 65 days after delivery of the request. If such officer does not call the meeting within five days after any such request, the persons making the request may call the meeting by giving notice as provided in §1.4 or by causing it to be given by their designated representative.

§1.3 Place of Meetings. All meetings of shareholders shall be held at such place or places, within or without the State of Ohio, as may be fixed by the board of directors or, if not so fixed, as shall be specified in the notice of the meeting.

§1.4 Notice of Meetings. A notice of each annual or special meeting of shareholders shall be given to shareholders in accordance with and to the extent required by applicable law by the chairman, president or secretary, or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting. Except when expressly required by law, no publication of any notice of a shareholders meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders, in accordance with the provisions of §1.13. Only the business provided for in such notice shall be considered at the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

§1.5 [Reserved]

§1.6 Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required by law, the articles, or these regulations. Waivers must be in writing and filed with or entered upon the records of the meeting. Notice of a meeting will be deemed to have been waived by any shareholder who attends the meeting either in person or by proxy, and who does not, before or at the commencement of the meeting, protest the lack of proper notice.

§1.7 Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Company entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, except when a greater number is required by law, the articles of incorporation, or these regulations. In the absence of a quorum at any meeting or any adjournment of the meeting, the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

§1.8 Organization. At each shareholders meeting the chairman of the board, or, in the chairman’s absence, the president, or, in the absence of both of them, any vice president, or, in the absence of any vice president, a chairman chosen by the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote, shall act as chairman, and the secretary of the Company, or, in the secretary’s absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints, shall act as secretary of the meeting.

§1.9 Order of Business. The order of business at each shareholders meeting shall be fixed by the chairman of the meeting at the beginning of the meeting but may be changed by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote.

§1.10 Voting. Each holder of a share or shares of the class or classes entitled to vote by law or the articles of incorporation shall be entitled to one vote in person or by proxy for each such share registered in the holder’s name on the books of the Company. As provided in §1.12, a record date for determining which shareholders are entitled to vote at any meeting may be fixed. Shares of its own stock belonging to the Company shall not be voted directly or indirectly. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose shares are pledged shall be entitled to vote the shares standing in his or her name on the books of the Company. Upon a demand by any shareholder present in person or by proxy at any meeting and entitled to vote, any vote shall be by ballot. Each ballot shall be signed by the shareholder or such shareholder’s proxy and shall state the number of shares voted by such shareholder. Otherwise, votes shall be made orally.

§1.11 Proxies. Any shareholder who is entitled to attend or vote at a shareholders meeting shall be entitled to exercise such right and any other of his or her rights by proxy or proxies appointed by a writing signed by such shareholder, which need not be witnessed or acknowledged. Except as otherwise specifically provided in these regulations, actions taken by proxy shall be governed by the provisions of §1701.48, Ohio Revised Code, or any future statute of like tenor or effect, including the provisions relating to the sufficiency of the writing, duration of the validity of the proxy, power of substitution, revocation, and all other provisions.

§1.12 Inspectors of Elections. Inspectors of elections may be appointed and act as provided in §1701.50, Ohio Revised Code, or any future statute of like tenor or effect.

§1.13 Record Date. The board of directors may fix a record date for any lawful purpose, including without limitation the determination of shareholders entitled to: (a) receive notice of or to vote at any meeting, (b) receive payment of any dividend or other distribution, (c) receive or exercise rights of purchase of, subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (d) participate in the execution of written consents, waivers, or releases. Any such record date shall not be more than sixty days preceding the date of such meeting, the date fixed for the payment of any dividend or other distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

§1.14 List of Shareholders at Meeting. Upon request of any shareholder at any meeting of shareholders, there shall be produced at the meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date who are entitled to vote, showing their respective addresses and the number and classes of shares held by them.

§1.15 Action in Writing in Lieu of Meeting. Any action which may be authorized or be taken at a meeting of the shareholders may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the shareholders who would be entitled to notice of a meeting of the shareholders held for that purpose.

ARTICLE 2

Board of Directors

§2.1 General Powers of Board. The powers of the Company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as otherwise provided by law of Ohio, the articles, or these regulations.

§2.2 Number of Directors. The number of directors of the Company shall be thirteen (13). The number of directors may be increased or decreased by action of the board of directors upon the vote of a majority of the board; provided, however, that in no case shall the number of directors be fewer than nine (9) or more than sixteen (16) without an amendment to this §2.2 approved in the manner specified in Article 10 of these regulations; and provided further that no decrease in the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.

§2.3 Compensation and Expenses. The directors shall be entitled to such compensation, on a monthly or annual basis, or on the basis of meetings attended, or on both bases, as the board of directors may from time to time determine and establish. No director shall be precluded from serving the Company as an officer or in any other capacity, or from receiving compensation for so serving. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by the board of directors.

§2.4 Election of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected the directors of the Company. Any shareholder may cumulate his or her votes at an election of directors upon fulfillment of the conditions prescribed in §1701.55, Ohio Revised Code, or any future statute of like tenor or effect.

§2.5 Term of Office. At the 2006 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2007 annual meeting of shareholders; at the 2007 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2008 annual meeting of shareholders; and at each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders; or, in each case, if the election of directors shall not be held at that annual meeting, until a special meeting of the shareholders for the purpose of electing directors is held as provided in §1.2, or the taking of action by all the shareholders in writing in lieu of either such meetings, and in any case until his or her successor is elected and qualified or until his or her earlier resignation, removal from office, or death.

§2.6 Resignations. Any director may resign by giving written notice to the chairman, the president, or the secretary of the Company. Such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

§2.7 Removal of Directors. All the directors or any individual director may be removed from office, without assigning any cause, by the affirmative vote of the holders of record of not less than a majority of the shares having voting power of the Company with respect to the election of directors, provided that unless all the directors are removed, no individual director shall be removed in case the votes of a sufficient number of shares are cast against his or her removal which, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed. Any director may also be removed by the board of directors for any of the causes specified in §1701.58(B), Ohio Revised Code, or any future statute of like tenor or effect.

§2.8 Vacancies. A vacancy in the board of directors may be filled by majority vote of the remaining directors, even though they are less than a quorum. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders meeting called for that purpose. Any directors chosen by the board of directors or the shareholders to fill a vacancy that does not result from a newly created directorship shall hold office until the expiration of the term of office of the directors whom they replaced or until their successors are elected and qualified or until his or her earlier resignation, removal from office, or death. Any directors chosen by the board of directors or the shareholders to fill a vacancy resulting from a newly created directorship shall hold office until the annual meeting of shareholders in the year of the expiration of his or her term of office, or, if the election of directors shall not be held at that annual meeting, until a special meeting of the shareholders for the purpose of electing directors is held as provided in §1.2, or the taking of action by all the shareholders in writing in lieu of either or until their successors are elected and qualified or until his or her earlier resignation, removal from office, or death.

§2.9 Organization of Meetings. At each meeting of the board of directors, the chairman of the board, or, in his or her absence, the president, or, in his or her absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the Company, or, if the secretary shall not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.

§2.10 Place of Meetings. Meetings of the board shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors or as shall be specified or fixed in the notice of the meeting.

§2.11 Regular Meetings. Regular meetings of the board will not be held unless this code of regulations shall be amended to provide therefor.

§2.12 Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, if any, or by the president, or by a number of directors equal to one-third of the total number of directors.

§2.13 Notices of Meetings. Unless waived before, at or after the meeting as hereinafter provided, notice of each board of directors meeting shall be given to each director in accordance with and to the extent required by applicable law by the chairman, the president, the secretary, an assistant secretary, or the persons calling such meeting in any of the following ways:

(a) By orally informing him of the meeting in person or by telephone not later than twelve hours before the date and time of the meeting.

(b) By delivering notice in writing, electronically or by other legally sufficient means not later than one day before the date of the meeting.

(c) By mail, telegram or cablegram at least two days before the meeting addressed to him at the address furnished by him to the secretary of the Company, or to such other address as the person sending the notice shall know to be correct.

Unless otherwise required by the articles of incorporation, this code of regulations, or the laws of the State of Ohio, the notice of any meeting need not specify the purposes of the meeting. Notice of any meeting of the board may be waived by any director, either before, at, or after the meeting, in writing or by any other legally sufficient means.

§2.14 Notice of Adjournment of Meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at the meeting.

§2.15 Quorum and Manner of Acting. A majority of the number of directors fixed or established pursuant to §2.2 as of the time of any meeting of the board of directors must be present in person at such meeting in order to constitute a quorum for the transaction of business, provided that meetings of the directors may include participation by directors through any communications equipment if all directors participating can hear each other, and such participation in a meeting shall constitute presence at such meeting. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is present. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors shall have no power as such.

§2.16 Order of Business. The order of business at meetings of the board shall be such as the chairman of the meeting may prescribe or follow, subject, however, to his or her being overruled with respect thereto by a majority of the members of the board present.

§2.17 Action in Writing in Lieu of Meeting. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the directors.

§2.18 Executive and Other Committees. The directors may create and from time to time abolish or reconstitute an executive committee and any other committee or committees of directors each to consist of not less than three directors, and may delegate to any such committee or committees any or all of the authority of the directors, however conferred, other than that of filling vacancies in the board of directors or in any committee of directors. Each such committee shall serve at the pleasure of the directors, and shall act only in the intervals between meetings of the board of directors, and shall be subject to the control and direction of the board of directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the articles of incorporation of the Company, or these regulations. An act or authorization of any act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the directors. Any right, power, or authority conferred in these regulations to the “directors” or to the “board of directors” shall also be deemed conferred upon each committee or committees of directors to which any such right, power, or authority is delegated (expressly, or by general delegation, or by necessary implication) by the board of directors.

ARTICLE 3

Officers

§3.1 Number and Titles. The officers of the Company shall be a chairman of the board, a president, one or more vice presidents, if needed, a secretary, one or more assistant secretaries, if needed, a treasurer, one or more assistant treasurers, if needed, and such other officers and assistant officers as the board may deem necessary. The board shall have the discretion to determine from time to time the number of vice presidents, if any, the Company shall have, whether or not assistant secretaries and assistant treasurers are needed, and, if so, the number of assistant secretaries and assistant treasurers the Company shall have. Furthermore, if there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to their functions or their order, or both. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the articles, or these regulations to be executed, acknowledged, or verified by two or more officers.

§3.2 Election, Terms of Office, Qualifications, and Compensation. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers; in that event, each such officer shall hold office until his or her successor is elected and qualified unless he or she is removed earlier by the board of directors. The chairman of the board shall be a director, but no other officer need be a director. The other qualifications of all officers shall be such as the board of directors may establish. The board of directors shall fix the compensation, if any, of each officer.

§3.3 Additional Officers, Agents, Etc. In addition to the officers mentioned in §3.1, the Company may have such other officers, agents, and committees as the board of directors may deem necessary and may appoint, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regulations or as may, from time to time, be determined by the board. The board of directors may delegate to any officer or committee the power to appoint any subordinate officer, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem sufficient, the board of directors may delegate, for the time being, the powers and duties, or any of them, of such officer to any other officer, or to any director.

§3.4 Removal. Any officer may be removed, either with or without cause, at any time, by the board of directors at any meeting, the notices (or waivers of notices) of which shall have specified that such removal action was to be considered. Any officer appointed by an officer or committee to which the board shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.

§3.5 Resignations. Any officer may resign at any time by giving written notice to the board of directors, the chairman, the president, or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

§3.6 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled in the manner prescribed for regular appointments or elections to such office.

§3.7 Powers, Authority, and Duties of Officers. Officers of the Company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in these regulations and such other powers, authority, and duties as may be determined by the board of directors from time to time.

ARTICLE 4

Shares and Their Transfer

§4.1 Certificates for Shares. Every owner of one or more shares in the Company shall be entitled to a certificate or certificates, which shall be in such form as may be approved by the board of directors, certifying the number and class of shares in the Company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the Company by the chairman or the president and the secretary; provided that, if such certificates are countersigned by a transfer agent or registrar, the signatures of such officers upon such certificates may be facsimiles, stamped, or printed. If an officer who has signed or whose facsimile signature has been used, stamped, or printed on any certificates ceases to be such officer because of death, resignation or other reason before such certificates are delivered by the Company, such certificates shall nevertheless be conclusively deemed to be valid if countersigned by any such transfer agent or registrar. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in §4.4.

§4.2 Transfer of Shares. Any certificate for shares of the Company shall be transferable in person or by attorney upon the surrender of the certificate to the Company or any transfer agent for the Company (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Company or its transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. The person in whose name any shares stand on the books of the Company shall, to the full extent permitted by law, be conclusively deemed to be the unqualified owner and holder of the shares and entitled to exercise all rights of ownership for all purposes relating to the Company. Neither the Company nor any transfer agent of the Company shall be required to recognize any equitable interest in, or any claim to, any such shares on the part of any other person, whether disclosed on the certificate or any other way, nor shall they be required to see to the performance of any trust or other obligation.

§4.3 Regulations. The board of directors may make such rules and regulations as it may deem expedient or advisable, not inconsistent with these regulations, concerning the issue, transfer, and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signature of either or both.

§4.4 Lost, Destroyed or Stolen Certificates. A new share certificate or certificates may be issued in place of any certificate theretofore issued by the Company which is alleged to have been lost, destroyed, or wrongfully taken upon: (a) the execution and delivery to the Company by the person claiming the certificate to have been lost, destroyed, or wrongfully taken of an affidavit of that fact in form satisfactory to the Company, specifying whether or not the certificate was endorsed at the time of such alleged loss, destruction or taking, and (b) the receipt by the Company of a surety bond, indemnity agreement, or any other assurances satisfactory to the Company and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses, liabilities or claims to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or with respect to the original certificate.

ARTICLE 5

Examination of Books by Shareholders

The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, accounts, and documents of the Company, or any of them, shall be open to the inspection of the shareholders. No shareholder shall be denied any right which is conferred by §1701.37, Ohio Revised Code, or any other applicable law to inspect any book, record, account, or document of the Company. An original or duplicate stock ledger showing the names and addresses of the shareholders and the number and class of shares issued or transferred of record to or by them from time to time shall at all times during the usual hours for business be open to the examination of every shareholder at the principal office or place of business of the Company in the State of Ohio.

ARTICLE 6

Indemnification and Insurance

§6.1 Costs Incurred. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding provided that: (a) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company; (b) with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; and (c) in any action or suit by or in the right of the Company, no indemnification shall be made with respect to any amounts paid in settlement or with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the Court of Common Pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Common Pleas or such other court shall deem proper. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

§6.2 Indemnification Procedure. Any indemnification under §6.1 shall be made by the Company only if and as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in §6.1. Such determination shall be made by one of the following methods: (a) by a majority vote of a quorum consisting of directors of the Company who were not and are not parties to or threatened with any such action, suit, or proceeding; or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel retained by the Company, other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Company or any person to be indemnified within the past five years; or (c) by the shareholders; or (d) by the Court of Common Pleas of Franklin County, Ohio, or the court in which such action, suit, or proceeding was brought.

§6.3 Advance Payment of Costs. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in §6.1 may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Company as authorized in this Article.

§6.4 Non-Exclusive. The indemnification authorized in this Article shall not be deemed exclusive of any other rights to which persons seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

§6.5 Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under this Article or under Chapter 1701, Ohio Revised Code.

§6.6 Survival. The indemnification authorized in this Article shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent.

§6.7 Successors. The indemnification authorized in this Article shall inure to the benefit of the heirs, executors, and administrators of any person entitled to indemnification under this Article.

ARTICLE 7

Seal

The board of directors may adopt and alter a corporate seal and use the same or a facsimile thereof, but failure to affix the corporate seal, if any, shall not affect the validity of any instrument.

ARTICLE 8

Fiscal Year

The fiscal year of the Company shall be fixed and may be changed from time to time by the board of directors.

ARTICLE 9

Control Share Acquisitions

Section 1701.831, Ohio Revised Code, shall not apply to control share acquisitions of shares of the Company.

ARTICLE 10

Amendment of Regulations

These regulations may be amended or new regulations may be adopted: (a) at any meeting of the shareholders held for such purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal; or (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

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